SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 8, 1998
                        (Date of earliest event reported)


                                COMPU-DAWN, INC.
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               (Exact name of Registrant as specified in charter)


Delaware                           000-22611                        11-3344575
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
 of incorporation)                                   Number)



      77 Spruce Street, Cedarhurst, New York                    11516
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    (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (516) 374-6700

                                        1

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Item 5.   Other Events.

     On June 8, 1998, Compu-DAWN, Inc. issued a press release (the "Press Release") announcing that it had completed a private placement of securities to an investment fund to raise a gross amount of $5,000,000. The private placement is more particularly described in the Press Release, which is attached hereto as
Exhibit 99.1


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1     Press Release, dated June 8, 1998






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                COMPU-DAWN, INC.


Dated: June 15, 1998                            By: /s/ Mark Honigsfeld
                                                    Mark Honigsfeld
                                                    Chairman of the Board



K:\WPDOC\CORP\COMPUDAW\SECFILE\8-KPRESS2.REL

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                                                                    Exhibit 99.1


Contact:          Mark Honigsfeld           (516) 374-6700 Ext. 601

COMPU-DAWN COMPLETES FINANCING OF $5 MILLION
AND SECURES A PROPOSAL FOR AN ADDITIONAL $7 MILLION, TOTALING $12
MILLION

Cedarhurst, NY June 8, 1998 - Compu-DAWN, Inc. (NASDAQ:CODI) (the "Company") today announced that it has completed a financing with an investment fund for a private placement of $5 million. The offering consists of (i) 327,103 unregistered restricted shares of Common Stock at $5.35 per share, (ii) shares of 5% Series A Convertible Preferred Stock which are convertible based on a certain formula which at current market price should result in a conversion into approximately 574,967 shares of Common Stock or a price of $5.65 per common share, subject to a minimum conversion floor price of $5.00 per share if the conversion formula at the time of conversion results in a lower price; and (iii) five year warrants to purchase 90,207 shares of Common Stock at an exercise price of $8.03 per share

The Company has granted the investor registration rights for the common stock issued in the offering and underlying the preferred stock and warrants. The securities offered were not registered under the Securities Act of 1933 and may not be offered and sold without regulation or an applicable exemption from the registration requirements.

The initial tranche of $5 million is expected to be utilized to fund the Company's entrance into the Russian lottery business, which was previously announced, and for working capital purposes. The investment fund has indicated that subject to certain conditions, the remaining $7 million will be funded in concert with the "roll-out" of the lottery program which is expected to begin in Moscow within six months. Subsequent stages of financing may be made under substantially similar terms and are based on the market conditions, however, the parameters and terms of such financing have not been determined.

Commenting on the financing, Mark Honigsfeld, Chairman and CEO, noted "The substantial funds now available to the Company and the proposal to provide additional capital as we grow into the lottery business, allows us immediate access to the Russian lottery and perhaps into other lottery opportunities which the Company has recently been exploring. We have been following the progress of other companies in the lottery business such as GTECH (NYSE:GTK), Autotote Corporation (ASE:TTE), Scientific Games (NYSE:SG) and ILTS (NASDAQ:ITSI) and believe that based on both internally generated financial forecasts and on independent analysis by a well known investment banking firm, our proposed acquisition of 50% ownership in Press-loto, the operator of the first national lottery in Russia, will be of substantial value to our shareholders. We are extremely anxious to begin our efforts in Moscow as soon as practical and to begin implementation on our new vision; to become a premier player in the lucrative niche market of privatized national lottery businesses in emerging markets and in third world countries."



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Compu-DAWN presently intends to continue pursuing the public safety software and wireless data communication business and may utilize some of its current products and experience in the wireless data communications segment for this new Russian lottery venture.

                                       ###

This press release may include certain forward-looking statements about the Company that are based on management's current expectations. Actual results may differ materially as a result of any one or more of the risks identified in the Company's filings under the Securities and Exchange Act of 1934.





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